                                                                     Exhibit 5.1


                                          May 21, 1997


Pueblo Xtra International, Inc.
1300 N.W. 22nd Street
Pompano Beach, Florida  33069

                  Re:  Pueblo Xtra International, Inc.
                       Offer to Exchange
                       9 1/2% Series C Senior Notes Due 2003
                       for all outstanding
                       9 1/2% Series B Senior Notes Due 2003

Ladies and Gentlemen:

            We are acting as special counsel for Pueblo Xtra International, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission (the "Commission") of a registration statement (the "Registration Statement") on Form S-4 under the Securities Act of 1933, as amended, relating to the proposed issuance, in exchange for $85,000,000 aggregate principal amount of the Company's 9 1/2% Series B Senior Notes Due 2003 (the "Initial Notes"), of $85,000,000 aggregate principal amount of the Company's 9 1/2% Series C Senior Notes Due 2003 (the "Exchange Notes"). The Exchange Notes are to be issued pursuant to an indenture dated as of April 29, 1997 (the "Indenture"), between the Company and United States Trust Company of New York, as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

            We have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and other documents as we have deemed it necessary to require as a basis for the opinions hereinafter expressed, including the Indenture, the Registration Rights Agreement, dated as of April 29, 1997 (the "Registration Rights Agreement"), between the Company and the Initial Purchasers named therein, the form of the Exchange Notes and the Registration Statement.


            In rendering the opinions expressed below, we have assumed (a) the due authorization, execution and delivery of each of the Indenture and the Registration Rights Agreement by each of the parties thereto other than the Company, (b) that each of such parties has the legal power to act in the respective capacity or capacities in which it is to act thereunder, (c) the conformity to the original documents of all documents submitted to us as copies,
(d) the authenticity of all documents submitted to us as copies and (e) the genuineness of all signatures on all documents submitted to us.

            Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Exchange Notes, when duly executed and authenticated in accordance with the provisions of the Indenture and issued in exchange for the Initial Notes pursuant to the Registration
Rights Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Exchange Notes is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

            We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus constituting a part of the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                    Very truly yours,



                                    /s/ Milbank, Tweed, Hadley & McCloy
DBB/RSO